UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 30, 2016

Emerson Electric Co.
(Exact name of registrant as specified in its charter)

Missouri	1-278	43-0259330
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 West Florissant Avenue St. Louis, Missouri (Address of Principal Executive Offices)	63136 (Zip Code)

Registrant's telephone number, including area code: (314) 553-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On August 2, 2016, Emerson Electric Co. (the "Company") issued a press release announcing that the Company entered into an agreement for the sale of its Leroy Somer and Control Techniques businesses, as more fully described in Item 8.01 hereof.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
On July 30, 2016, the Company entered into an Asset and Stock Purchase Agreement (the "Purchase Agreement") with Nidec Corporation, a Japanese corporation (the "Buyer"), pursuant to which the Buyer will acquire the Company's Leroy-Somer Electric Power Generation, Leroy-Somer Motors & Drives and Control Techniques businesses (the "Business") for a value of $1.2 billion, representing cash plus assumption by Buyer of certain post-retirement liabilities, subject to certain adjustments in accordance with the Purchase Agreement (the "Transaction").
The Purchase Agreement includes customary representations, warranties and covenants by the parties, including, among others, covenants not to engage in certain kinds of transactions during the period between the execution of the Purchase Agreement and the consummation of the transactions, a customary non-competition agreement in favor of the Buyer and mutual non-solicitation of employee covenants.
Completion of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions for transactions of this type, including, among others, clearance under the Hart-Scott-Rodino Act, approval by the French Ministry for Economy and Finance and receipt of antitrust and government approvals from certain other foreign regulatory authorities.
The Purchase Agreement provides for indemnification obligations of each party with respect to breaches of their respective representations, warranties and covenants, as well as other related matters, subject to a deductible, cap and other limitations. The Purchase Agreement also contains customary termination rights for each of the Company and the Buyer.
The representations, warranties and covenants contained in the Purchase Agreement are solely for the benefit of the parties to the Purchase Agreement.  Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants or agreements, or any descriptions thereof as characterizations of the actual state of facts or condition of any party to the Purchase Agreement.  Moreover, information concerning the subject matter of the Purchase Agreement may change after the date thereof and such subsequent information may or may not be fully reflected in Emerson's public disclosures.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits
Exhibit No.	Description

99.1	Press Release issued by Emerson Electric Co. on August 2, 2016, furnished herewith.

The information in Items 7.01 and 9.01 herein and in Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS
Statements in this Current Report on Form 8-K that are not strictly historical may be "forward-looking" statements, which involve risk and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments.  These risks and uncertainties include Emerson's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed sale of Network Power and Emerson's other strategic portfolio repositioning actions, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, and competitive and technological factors, among others, as set forth in Emerson's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2016
EMERSON ELECTRIC CO. (Registrant)
By:	/s/ John G. Shively
	Name:	John G.Shively
	Title:	Vice President and Assistant Secretary

INDEX TO EXHIBITS
Exhibit No.	Description
99.1	Press Release issued by Emerson Electric Co. on August 2, 2016, furnished herewith.